Exhibit 10.61

SCHEDULE A

Apache Corporation

Stock Option Grant Agreement

GRANT NOTICE

Participant Name:

Company:	Apache Corporation

Notice:	A summary of the terms of your grant of a Stock Option to purchase Shares (“Option”) is set out in this notice (the “Grant Notice”) but subject always to the terms of the Apache Corporation 2011 Omnibus Equity Compensation Plan (the “Plan”) and the Stock Option Award Agreement (the “Agreement”). In the event of any inconsistency between the terms of this Grant Notice, the terms of the Plan and the Agreement, the terms of the Plan and the Agreement shall prevail.

You have been granted a Stock Option to purchase Shares in accordance with the terms of the Plan and the Stock Option Award Agreement attached hereto. Details of the Option are provided to you in this Grant Notice and maintained on your account at netbenefits.fidelity.com

Type of Award:	Non-Qualified Stock Option

Plan:	Apache Corporation 2011 Omnibus Equity Compensation Plan

Grant:	Grant Date: February 3, 2016

Option Price per Share: $41.24

Number of Shares subject to the Option: Shares

Exercisability:	Subject to the terms of the Plan and this Agreement, your Option may be exercised on and after the vesting dates indicated below as to the percentage of Shares subject to your Option set forth below opposite each such date, plus any Shares as to which your Option could have been exercised previously but was not so exercised.

Percentage of Shares	Vesting Date
1/3	The first anniversary of the Grant Date
1/3	The second anniversary of the Grant Date
1/3	The third anniversary of the Grant Date

Except as explained below, upon a termination of your employment with the Company or the Affiliates, your vesting period will expire and the Option, to the extent vested and exercisable at such termination date, will be exercisable during the three-month period following your termination (a one-year period if your termination is due to a qualifying disability). However, if your employment is terminated by the Company or an Affiliate for Cause, then any portion of the Option that has not been exercised as of such termination date will immediately terminate and be forfeited.

Notwithstanding the foregoing, if your termination of employment from the Company or the Affiliates occurs by reason of your Retirement: (A) after attaining age 60, the Option, to the extent vested and exercisable at such retirement date, will be exercisable until the earlier to occur of (1) the third anniversary of such retirement date or (2) the Expiration Date and (B) after attaining age 65 and earning at least 15 Years of Service, (1) you will be deemed to continue to be employed for purposes of vesting this Option and you will continue to vest over the Vesting Period and (2) to the extent vested and exercisable on or after such retirement date, this Option will be exercisable for all or any portion of the full number of Shares available for purchase under this Option until the Expiration Date of this Option; provided, in each case, that you meet the Retirement conditions set forth in section 5 of the Agreement.

Upon your death during the Vesting Period (or during the period that you continue to vest in connection with your Retirement as described above), your Option will become immediately fully exercisable by your designated beneficiary, your legal representatives, your heirs, or your legatees, as applicable, in accordance with the terms of the Plan. You can name a designated beneficiary on a form approved by the Committee.

Vesting of your Option is accelerated to 100% upon your Involuntary Termination or Voluntary Termination with Cause occurring on or after a Change of Control during the Vesting Period. Vesting of your Option is accelerated to 100% upon the occurrence of a Change of Control if you are continuing to vest in your Option following your termination by reason of Retirement as described above.

Expiration Date:	Your Option will expire ten years from the Grant Date, subject to earlier termination as set forth in the Plan and this Agreement.

Acceptance:	Please complete the on-line grant acceptance as promptly as possible to accept or reject your Option. You can access this through your account at www.netbenefits.com. By accepting your Option, you will have agreed to the terms and conditions set forth in this Agreement, including, but not limited to, the non-compete and non-disparagement provisions set forth in sections 4(c), 5, and 6 of the Agreement, and the terms and conditions of the Plan. If you do not accept your grant you will be unable to exercise your Option.

Stock Option Award Agreement

This Stock Option Award Agreement (this “Agreement”), dated as of the Grant Date set forth in the Notice of Option Grant attached as Schedule A hereto (the “Grant Notice”), is made between Apache Corporation (the “Company”) and the Participant set forth in the Grant Notice. The Grant Notice is included in and made part of this Agreement.

In this Agreement and each Grant Notice, unless the context otherwise requires, words and expressions shall have the meanings given to them in the Plan except as herein defined.

Definitions

“Grant Notice” means the separate notice given to each Participant specifying the number of Shares underlying the Option granted to the Participant (the “Grant”).

“Involuntary Termination” means the termination of employment of the Participant by the Company or its successor for any reason on or after a Change of Control; provided, that the termination does not result from an act of the Participant that (i) constitutes common-law fraud, a felony, or a gross malfeasance of duty, or (ii) is materially detrimental to the best interests of the Company or its successor.

“Retirement” means, with respect to a Participant and for purposes of this Agreement, the date the Participant terminates employment with the Company or the Affiliates after (a) attaining age 60 or (b) attaining age 65 and earning at least 15 Years of Service.

“Years of Service” means the total number of months from the Participant’s date of hire by the Company or the Affiliates to the date of termination of employment divided by 12.

“Voluntary Termination with Cause” occurs upon a Participant’s separation from service of his own volition and one or more of the following conditions occurs without the Participant’s consent on or after a Change of Control:

(a)	There is a material diminution in the Participant’s base compensation, compared to his rate of base compensation on the date of the Change of Control.

(b)	There is a material diminution in the Participant’s authority, duties, or responsibilities.

(c)	There is a material diminution in the authority, duties, or responsibilities of the Participant’s supervisor, such as a requirement that the Participant (or his supervisor) report to a corporate officer or employee instead of reporting directly to the board of directors.

(d)	There is a material diminution in the budget over which the Participant retains authority.

(e)	There is a material change in the geographic location at which the Participant must perform his service, including, for example the assignment of the Participant to a regular workplace that is more than 50 miles from his regular workplace on the date of the Change of Control.

The Participant must notify the Company of the existence of one or more adverse conditions specified in clauses (a) through (e) above within 90 days of the initial existence of the adverse condition. The notice must be provided in writing to Apache Corporation’s Executive Vice President, Human Resources, or his or her delegate. The notice may be provided by personal delivery or it may be sent by email, inter-office mail, regular mail (whether or not certified), fax, or any similar method. Apache Corporation’s Executive Vice President, Human Resources, or his or her delegate shall acknowledge receipt of the notice within 5 business days; the acknowledgement shall be sent to the Participant by certified mail. Notwithstanding the foregoing provisions of this definition, if the Company remedies the adverse condition within 30 days of being notified of the adverse condition, no Voluntary Termination with Cause shall occur.

Terms

1.	Grant of the Option.

(a) Subject to the provisions of this Agreement and the provisions of the Apache Corporation 2011 Omnibus Equity Compensation Plan (the “Plan”), the Company hereby grants to the Participant, pursuant to the Plan, the right and option (the “Option”) to purchase all or any part of the number of shares of $0.625 par value common stock of the Company (“Shares”) set forth in the Grant Notice at the Option Price per Share and on the other terms as set forth in the Grant Notice.

(b) The Option is intended to be a Non-Qualified Stock Option.

2.	Exercisability of the Option.

The Option shall vest and become exercisable in accordance with the exercisability schedule and other terms set forth in the Grant Notice. The Option shall terminate on the Expiration Date (the “Expiration Date”) set forth in the Grant Notice, subject to earlier termination as set forth in the Plan and this Agreement.

3.	Method of Exercise of the Option.

(a) The Participant may exercise the Option, to the extent then exercisable, by contacting Fidelity, the Plan’s Administrative Agent, at www.netbenefits.com or calling 1-800-544-9354, specifying the number of Shares with respect to which such Option is being exercised.

(b) At the time the Participant exercises the Option, the Participant shall pay the Option Price of the Shares as to which the Option is being exercised to the Company, subject to such terms, conditions and limitations as the Committee may prescribe: (i) in cash, including the wire transfer of funds in U.S. dollars to Fidelity; (ii) by personal, certified, or cashier’s check payable in U.S. dollars sent or delivered to Fidelity; (iii) by delivery to Fidelity of certificates representing a number of Shares then owned by the Participant and held by the

Participant for a period of at least six months prior to the date of such delivery having an aggregate Fair Market Value at the Exercise Date equal to the aggregate such Option Price; (iv) by certification or attestation to Fidelity of the Participant’s ownership, and holding for a period of at least six months, as of the Exercise Date of a number of Shares having an aggregate Fair Market Value at the Exercise Date not greater than the aggregate Option Price; (v) by delivery to Fidelity of a properly executed written notice of exercise together with irrevocable instructions to a broker to promptly deliver to the Company, by wire transfer or check as provided in clause (i) or (ii) of this Section 3(b), the amount of the proceeds of the sale of all or a portion of the Shares as to which the Option is so exercised or of a loan from the broker to the Participant necessary to pay the aggregate such Option Price; or (vi) by a combination of the consideration provided for in the foregoing clauses (i), (ii), (iii), (iv), and (v).

(c) The Company’s obligation to deliver the Shares to which the Participant is entitled upon exercise of the Option is conditioned on payment in full to the Company of the aggregate Option Price of those Shares and the required tax withholding related to such exercise.

4.	Termination.

The Option shall terminate upon termination of the Participant’s employment with the Company and the Affiliates for any reason, and no Shares may thereafter be purchased under the Option except as provided below. Notwithstanding anything contained in this Agreement, the Option shall not be exercised after the Expiration Date.

(a) Termination by Company or Affiliate without Cause or by Participant. If such termination of the Participant’s employment is by the Company or an Affiliate without Cause or by the Participant other than under circumstances described in paragraph (b), (c), (d), or (e) of this Section 4, the Option, to the extent exercisable as of the date of such termination, shall thereafter be exercisable for a period of three months from the date of such termination.

(b) Death and Disability. If such termination of the Participant’s employment is due to the Participant’s death or disability (as determined pursuant to the Company’s Long-Term Disability Plan or any successor plan), the Option, (1) with respect to 100% of the Shares subject to the Option in the case of death, or (2) to the extent exercisable as of the date of such termination due to disability, shall thereafter be exercisable until the first anniversary of the date of such termination.

(c) Retirement. If the Participant leaves the employment of the Company and the Affiliates by reason of Retirement: (i) after attaining age 60, any Options granted to the Participant pursuant to the Grant Notice, to the extent vested and exercisable at such retirement date, shall thereafter be exercisable for all or any portion of the full number of Shares available for purchase under the Option until the earlier to occur of (A) the third anniversary of the date of such retirement or (B) the Expiration Date and (ii) after attaining age 65 and earning at least 15 Years of Service, any Options granted to the Participant pursuant to the Grant Notice (A) not previously vested may continue to vest following the Participant’s termination of employment by reason of Retirement as if the Participant remained in the employ of the Company or the Affiliate and (B) to the extent vested and exercisable on or after such retirement date, shall thereafter be exercisable for all or any portion of the full number of Shares available for purchase under the Option until the Expiration Date of such Option; provided, in each case, that such Participant shall be entitled to continue exercising or continue vesting only if such Participant satisfies the Retirement conditions set forth in section 5 below (except in the case of death).

(d) Termination for Cause. If the Participant’s employment is terminated by the Company or an Affiliate for Cause, as defined in Section 10.2 of the Plan, then the portion of the Option that has not been exercised shall immediately terminate.

(e) Change of Control. In the event of a Participant’s Involuntary Termination or Voluntary Termination with Cause occurring on or after a Change of Control of the Company which occurs during the Vesting Period (or during the continued vesting period, if any, under section 4(c) above), the Participant shall become 100% fully vested in the unvested Options granted to the Participant pursuant to the Grant Notice as of the date of his Involuntary Termination or Voluntary Termination with Cause (or if accelerated vesting is due to the application of the continued vesting period under section 4(c) above, the date of the Change of Control), and all such newly vested Options shall thereafter be fully exercisable as of such date.

5.	Conditions to Post-Retirement Exercise or Vesting.

(a) If the Participant has attained age 60 and such Participant terminates employment with the Company and the Affiliates by reason of Retirement, it is agreed by the Company and the Participant that any Options granted to the Participant pursuant to the Grant Notice, to the extent vested and exercisable at such retirement date, shall thereafter be exercisable for all or any portion of the full number of Shares available for purchase under the Option until the earlier to occur of (1) the third anniversary of the date of such retirement or (2) the Expiration Date (the “Additional Period”). In consideration for the foregoing, it is agreed by the Company and the Participant that Participant shall, during such Additional Period:

(i) refrain from becoming employed by, or consulting with, or becoming substantially involved in the business of, any business that competes with the Company or its Affiliate in the business of exploration or production of oil or natural gas within the geographic area in which the Participant is working or has worked for the Company or its Affiliate, and/or for which the Participant is or was responsible, at the time of termination of employment or the immediately preceding three-year period (a “Competitive Business”); provided, that the Participant may purchase and hold for investment purposes less than five percent (5%) of the shares of any Competitive Business whose shares are regularly traded on a national securities exchange or inter-dealer quotation system, and provided further, that the Participant may provide services solely as a director to a Competitive Business if, during the Additional Period, the Participant is not involved directly in the day-to-day management, supervision, or operations of such Competitive Business; and

(ii) refrain from making, or causing or assisting any other person to make, any oral or written communication to any third party about the Company, any Affiliate and/or any of the employees, officers, or directors of the Company or any Affiliate which impugns or attacks, or is otherwise critical of, the reputation, business, or character of such entity or person; or that discloses private or confidential information about their business affairs; or that constitutes an intrusion into their seclusion or private lives; or that gives rise to unreasonable publicity about their private lives; or that places them in a false light before the public; or that constitutes a misappropriation of their name or likeness.

(b) If the Participant has attained age 65 and has completed at least 15 Years of Service and such Participant terminates employment with the Company and the Affiliates by reason of Retirement, it is agreed by the Company and the Participant that

(i) subject to the provisions of this section 5(b)(i) and sections 5(b)(ii), and 5(b)(iii), (A) such Participant may continue to vest in the unvested Options following the date of his or her termination by reason of Retirement as if the Participant continued in employment provided that the Grant Date of the unvested Options is at least three (3) months prior to such termination date and the Participant has provided not less than three (3) months’ advance written notice prior to such termination date to Apache Corporation’s Executive Vice President, Human Resources, or his or her delegate, and to his or her direct manager, regarding the Participant’s intent to terminate employment for reason of Retirement and (B) to the extent vested and exercisable on or after the date of his or her termination by reason of Retirement, such Participant may exercise Options for all or any portion of the full number of Shares available for purchase under the Option until the Expiration Date of such Option; provided, however, a Participant who is at least age 65 and has completed at least 15 Years of Service need not provide such three (3) months’ advance written notice of his or her intent to terminate employment by reason of Retirement if the Company elects to require such Participant to, or (as part of a reduction in force or otherwise in writing in exchange for a written release) offers such Participant the opportunity to, terminate employment with the Company or an Affiliate by reason of Retirement; and it is further agreed that

(ii) in consideration for the continued vesting and exercise treatment afforded to the Participant under section 5(b)(i), Participant shall, during the continuing Vesting Period after Retirement (the “Continued Vesting Period”), refrain from becoming employed by, or consulting with, or becoming substantially involved in the business of, any business that competes with the Company or its Affiliate in the business of exploration or production of oil or natural gas within the geographic area in which the Participant is working or has worked for the Company or its Affiliate, and/or for which the Participant is or was responsible, at the time of termination of employment or the immediately preceding three-year period (a “Competitive Business”); provided, that the Participant may purchase and hold for investment purposes less than five percent (5%) of the shares of any Competitive Business whose shares are regularly traded on a national securities exchange or inter-dealer quotation system, and provided further, that the Participant may provide services solely as a director to a Competitive Business if, during the Continued Vesting Period, the Participant is not involved directly in the day-to-day management, supervision, or operations of such Competitive Business; and it is further agreed that

(iii) in consideration for the continued vesting and exercise treatment afforded to the Participant under section 5(b)(i), Participant shall, during the Continued Vesting Period, refrain from making, or causing or assisting any other person to make, any oral or written communication to any third party about the Company, any Affiliate and/or any of the employees, officers, or directors of the Company or any Affiliate which impugns or attacks, or is otherwise critical of, the reputation, business, or character of such entity or person; or that discloses private or confidential information about their business affairs; or that constitutes an intrusion into their seclusion or private lives; or that gives rise to unreasonable publicity about their private lives; or that places them in a false light before the public; or that constitutes a misappropriation of their name or likeness.

Notwithstanding the foregoing provisions of this section 5 of the Agreement, in the event that the Participant fails to satisfy any of the conditions set forth in sections 5(a) and (b) above, the Participant shall not be entitled to exercise or vest in any unexercised or unvested Options after the date of Retirement and the unexercised or unvested Options subject to this Agreement shall be forfeited.

6.	Prohibited Activity.

In consideration for this Grant, the Participant agrees not to engage in any “Prohibited Activity” while employed by the Company or an Affiliate or within three years after the date of the Participant’s termination of employment. A “Prohibited Activity” will be deemed to have occurred, as determined by the Committee in its sole and absolute discretion, if the Participant (i) divulges any non-public, confidential or proprietary information of the Company or an Affiliate, but excluding information that (a) becomes generally available to the public other than as a result of the Participant’s public use, disclosure, or fault or (b) becomes available to the Participant on a non-confidential basis after the Participant’s employment termination date from a source other than the Company or an Affiliate prior to the public use or disclosure by the Participant, provided that such source is not bound by a confidentiality agreement or otherwise prohibited from transmitting the information by contractual, legal, or fiduciary obligation, (ii) directly or indirectly, consults with or becomes affiliated with, participate or engage in, or becomes employed by any business that is competitive with the Company or an Affiliate, wherever from time to time conducted throughout the world, including situations where the Participant solicits or participates in or assists in any way in the solicitation or recruitment, directly or indirectly, of any employees of the Company or an Affiliate; or (iii) engages in publishing any oral or written statements about the Company, and/or any of its Affiliates, directors, officers, or employees that are disparaging, slanderous, libelous, or defamatory; or that disclose private or confidential information about their business affairs; or that constitute an intrusion into their seclusion or private lives; or that give rise to unreasonable publicity about their private lives; or that place them in a false light before the public; or that constitute a misappropriation of their name or likeness.

7.	Non-Transferability of the Option.

The Option shall not be transferable otherwise than by testamentary will or the laws of descent and distribution, or in accordance with a valid beneficiary designation on a form approved by the Committee, and is exercisable, during the lifetime of the Optionee, only by him, subject to the conditions and exceptions set forth in Section 14.2 of the Plan.

8.	Taxes and Withholdings.

At the time of receipt of Shares upon the exercise of all or any part of the Option, the Participant shall pay to the Company in cash (or make other arrangements, in accordance with Section 11 of the Plan, for the satisfaction of) any taxes of any kind and social security payments due or potentially payable or required to be withheld with respect to such Shares; provided, however, that pursuant to any procedures, and subject to any limitations as the Committee may prescribe and subject to applicable law, the Participant may elect to satisfy, in whole or in part, such withholding obligations by (a) directing Fidelity, as the Plan’s Administrative Agent, to withhold Shares otherwise issuable to the Participant upon exercise of the Option, provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy required Federal, state, local and non-United States withholding obligations using the minimum statutory withholding rates for Federal, state, local and/or non-U.S. tax purposes, including payroll taxes, that are applicable to supplemental taxable income; (b) certification or attestation to Fidelity of the Participant’s ownership, and holding for a period of at least six months, as of the Exercise Date, of a number of Shares having an aggregate Fair Market Value as of the Exercise Date not greater than such tax and other obligations; and/or (c) delivery to Fidelity of a number of Shares then owned by the Participant and held by the Participant for a period of at least six months prior to the date of such delivery having an aggregate Fair Market Value as of the Exercise Date not greater than such tax and other obligations. Any such election made by the Participant must be (i) made on or prior to the applicable Exercise Date and (ii) irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

9.	No Rights as a Shareholder.

Neither the Participant nor any other person shall become the beneficial owner of the Shares subject to the Option, nor have any rights to dividends or other rights as a shareholder with respect to any such Shares, until the Participant has actually received such Shares following the exercise of the Option in accordance with the terms of the Plan and this Agreement.

10.	No Right to Continued Employment.

Neither the Option nor any terms contained in this Agreement shall confer upon the Participant any express or implied right to be retained in the employment or service of the Company or any Affiliate for any period, nor restrict in any way the right of the Company or any Affiliate, which right is hereby expressly reserved, to terminate the Participant’s employment or service at any time for any reason. The Participant acknowledges and agrees that any right to exercise the Option is earned only by continuing as an employee of the Company or an Affiliate at the will of the Company or such Affiliate, or satisfaction of any other applicable terms and conditions contained in the Plan and this Agreement, and not through the act of being hired, being granted the Option or acquiring Shares hereunder.

11.	The Plan.

In consideration for this grant, the Participant agrees to comply with the terms of the Plan and this Agreement. Unless defined herein, capitalized terms are used herein as defined in the Plan. In the event of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly. This Agreement is subject to all the terms, provisions and conditions of the Plan, which are incorporated herein by reference, and to such regulations as may from time to time be adopted by the Committee. The Plan and the prospectus describing the Plan can be found on the Company’s HR intranet and the Fidelity website (www.netbenefits.com). A paper copy of the Plan and the prospectus shall be provided to the Participant upon the Participant’s written request to the Company at 2000 Post Oak Blvd., Suite 100, Houston, Texas 77056-4400, Attention: Corporate Secretary.

12.	Compliance with Laws and Regulations.

(a) The Option and the obligation of the Company to sell and deliver Shares hereunder shall be subject in all respects to (i) all applicable Federal and state laws, rules and regulations and (ii) any registration, qualification, approvals, or other requirements imposed by any government or regulatory agency or body which the Committee shall, in its discretion, determine to be necessary or applicable. Moreover, the Option may not be exercised if its exercise, or the receipt of Shares pursuant thereto, would be contrary to applicable law. If at any time the Company determines, in its discretion, that the listing, registration, or qualification of Shares upon any national securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, the Company shall not be required to deliver any certificates for Shares to the Participant or any other person pursuant to this Agreement unless and until such listing, registration, qualification, consent, or approval has been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Company.

(b) It is intended that the Shares received upon the exercise of the Option shall have been registered under the Securities Act. If the Participant is an “affiliate” of the Company, as that term is defined in Rule 144 under the Securities Act (“Rule 144”), the Participant may not sell the Shares received except in compliance with Rule 144. Certificates representing Shares issued to an “affiliate” of the Company may bear a legend setting forth such restrictions on the disposition or transfer of the Shares as the Company deems appropriate to comply with Federal and state securities laws.

(c) If at the time of exercise of all or part of the Option, the Shares are not registered under the Securities Act, and/or there is no current prospectus in effect under the Securities Act with respect to the Shares, the Participant shall execute, prior to the delivery of any Shares to the Participant by the Company pursuant to this Agreement, an agreement (in such form as the Company may specify) in which the Participant represents and warrants that the Participant is purchasing or acquiring the shares acquired under this Agreement for the Participant’s own account, for investment only and not with a view to the resale or distribution thereof, and represents and agrees that any subsequent offer for sale or distribution of any kind of such Shares shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the Shares being offered or sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale of such Shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto.

13.	Notices.

Except as otherwise provided in this Agreement, all notices by the Participant or the Participant’s assignees shall be addressed to the Administrative Agent, Fidelity, through the Participant’s account at www.netbenefits.com, or such other address as the Company may from time to time specify. All notices to the Participant shall be addressed to the Participant at the Participant’s address in the Company’s records.

14.	Other Plans.

The Participant acknowledges that any income derived from the exercise of the Option shall not affect the Participant’s participation in, or benefits under, any other benefit plan or other contract or arrangement maintained by the Company or any Affiliate.

15.	Terms of Employment.

The Plan is a discretionary plan. The Participant hereby acknowledges that neither the Plan nor this Agreement forms part of his terms of employment and nothing in the Plan may be construed as imposing on the Company or any Affiliate a contractual obligation to offer participation in the Plan to any employee of the Company or any Affiliate. The Company or any Affiliate is under no obligation to grant further Shares to any Participant under the Plan. The Participant hereby acknowledges that if he ceases to be an employee of the Company or any Affiliate for any reason or no reason, he shall not be entitled by way of compensation for loss of office or otherwise howsoever to any sum or other benefit to compensate him for the loss of any rights under this Agreement or the Plan.

16.	Data Protection.

By accepting this Agreement (whether by electronic means or otherwise), the Participant hereby consents to the holding and processing of personal data provided by him to the Company for all purposes necessary for the operation of the Plan. These include, but are not limited to:

(a) administering and maintaining Participant records;

(b) providing information to any registrars, brokers or third party administrators of the Plan; and

(c) providing information to future purchasers of the Company or the business in which the Participant works.

17.	Severability.

If any provision of this Agreement is held invalid or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect, and if any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances, to the fullest extent permitted by law.

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